NEWS RELEASE                             STORAGE USA (R)
                                         165 Madison Avenue, Suite 1300
                                         Memphis, Tennessee 38103


                                         Contact:     Christopher P. Marr
                                                      Chief Financial Officer
                                                      (901) 252-2000


          STORAGE USA REPORTS FIRST QUARTER 2000 FFO PER SHARE OF $0.78



         MEMPHIS, Tennessee (April 26, 2000) - Storage USA, Inc. (NYSE:SUS) today announced the results of its first quarter ended March 31, 2000. Funds from operations for the quarter were $21,632,000, or $0.78 per common share on a diluted basis, compared to $21,151,000, or $0.76 per share on a diluted basis, for the quarter ended March 31, 1999.

         Storage USA Chairman and Chief Executive Officer Dean Jernigan commented, "The one-time impact of our change in late fees masked our continued strong performance in the core operations of our business. Excluding the impact of the revised late fees, our 6.2% same-store net operating income growth and the positive impact from our joint ventures and franchising program would have resulted in 10% FFO per share growth for the first quarter."

         During the quarter the Company transferred nine projects that were in various stages of development into the GE Capital Development Venture, representing projected aggregate total costs of $53.0 million. The projects were transferred to the Development Venture at the Company's cost of $26.0 million. Subsequent to the end of the first quarter, the Company's Acquisition Venture with GE Capital acquired its first property, a facility in Brooklyn, NY that will have a total capital commitment of approximately $14,200,000 when all stages of the project are complete. Mr. Jernigan commented, "We are excited to move forward with the GE Capital Joint Ventures and create value for our shareholders. We earned approximately $600,000 in fee revenue during the quarter and will share with our partner the outstanding economics that self-storage development and acquisitions present."

         The Company has, as of April 24, 2000, repurchased 681,500 shares of its common stock at a total investment of $20,419,376 under its previously announced stock buy-back plan. This represents approximately 49% of the announced repurchase. The Company had 27,846,000 shares outstanding as of March 31, 2000.

         Excluding the one-time impact of the revised late fees, net operating income of the Company's 329 same-store facilities during the first quarter increased by 6.2%, as a result of revenue growth of 4.6% and a 1.0% increase in operating expenses. As previously reported, the Company recently implemented a revised late fee policy. The change was in effect for the first quarter of 2000. Storage USA's Chief Financial Officer Christopher Marr commented, "The change in policy resulted in late fee revenue of $0.05 per share less then the revenue earned in the first quarter of 1999. This was $0.02 per share less than projected. Based on our first quarter data, we are revising our 2000 estimate of the effect on our revenues from our late fees. We had anticipated an annual impact of $4,650,000 or $0.15 per share and have revised that to $6,800,000 or $0.22 per share."


                                    - more -

         Construction of four facility expansions was completed during first quarter 2000 for a total investment of $3.5 million. The Company is also continuing with the development of ten new facilities within the REIT, independent of the Development Venture, which will add 795,000 square feet. These facilities have a remaining expected investment of $22.6 million. Expansions are also underway for 22 facilities, which will add 496,000 square feet. These expansions have a remaining expected investment of $21.8 million. Completion dates for these development and expansion facilities range from the second quarter of 2000 through 2002. The dilution from our development program was $0.03 per share, consistent with the first quarter of 1999.

         During the first quarter, eight new franchised facilities received their certificates of occupancy and opened for business. The Company served as general contractor on seven of these facilities. At March 31, 2000, Storage USA Franchise Corp. had 54 franchised facilities open and operating, a 20% increase over March 31, 1999. Franchise Corp. currently has 19 facilities in design and construction. As of March 31, 2000, 138 Storage USA locations are offering Budget/Ryder truck rentals and 38 additional locations expect to be operating within the next four weeks. Mr. Jernigan said, "We continue to believe in the long-term benefits of our alliance with Budget Group, Inc. and our other strategic initiatives, but we are not expecting to achieve any incremental revenues from these programs this year."

         On April 10, 2000, the Company paid a regular quarterly cash dividend of $0.69 per share to shareholders of record as of March 24, 2000.

         Storage USA, Inc. is a fully integrated, self-administered and self-managed real estate investment trust, which is engaged in the management, acquisition, development, construction and franchising of self-storage facilities. As of March 31, 2000, the Company owns, manages and franchises 510 facilities containing 34,700,000 square feet in 31 states and the District of Columbia.

         Statements in this release concerning Storage USA's beliefs, expectations and intentions, future events, future performance and business prospects, including the Company's development and acquisition prospects and returns expected therefrom, late fee collections, revenue performance and the Company's business strategies, are forward-looking and are subject to certain risks and uncertainties. These include, but are not limited to, consumer acceptance, consumer and business demand for self-storage and supply within a market, local zoning and other regulations, collection practices, availability of facilities suitable for acquisition, economic, bank, equity and debt market conditions and effects of competition. These risks and uncertainties could significantly affect anticipated results or events in the future, and actual results may differ materially from any forward-looking statements. These risks and other risk factors are described in Storage USA' s Form 10-K, particularly under the caption Forward-Looking Statements and Risk Factors and in the quarterly reports on Form 10-Q and Storage USA's other filings with the Securities and Exchange Commission. We are not obligated to update our forward-looking statements and we may not.

      A replay of the Company's earnings conference call will be made available on Thursday, April 27, 2000 beginning at approximately 3:00 p.m. Eastern and will be available until May 4, 2000. To listen to the replay, dial 1-334-260-0890. At the Access code prompt enter 40151, and at the Passcode prompt enter 37677. More information, including quarterly and annual financial data and a property database, may be obtained through the Company's web site at www.sus.com.

                                     - End -

                                                         EXHIBIT A

                                                     STORAGE USA, INC.
                                           Consolidated Statements of Operations
                                           (in thousands, except per share data)
                                                        (unaudited)

                                                                                   Three Months              Three Months
                                                                                          Ended                     Ended
                                                                                 March 31, 2000            March 31, 1999
                                                                        ------------------------  ------------------------
Operating Revenues:
Rental Income                                                                           $58,445                   $59,407
Service Income                                                                            1,605                       277
Other Income                                                                              1,836                       983
                                                                                   -------------          ----------------

  Total Operating Revenues                                                               61,886                    60,667
                                                                                   -------------          ----------------

Operating Expenses:
Cost of Property Operations & Maintenance                                                15,730                    15,034
Taxes                                                                                     5,187                     4,996
Cost of Providing Services                                                                1,285                       325
General & Administrative                                                                  2,265                     3,698
Depreciation & Amortization                                                               9,193                     8,356
                                                                                   -------------          ----------------

   Total Operating Expenses                                                              33,660                    32,409
                                                                                   -------------          ----------------

Income from Property Operations                                                          28,226                    28,258

Other Income (Expenses):
  Interest Expense, Net *                                                               (11,047)                  (10,847)
                                                                                   -------------          ----------------

Income Before Minority Interest                                                          17,179                    17,411
  and Gain/(Loss) on Sale/Exchange

Gain/(Loss) on Sale/Exchange of Storage Facilities                                          890                      (578)
                                                                                   -------------          ----------------

Income Before Minority Interest                                                          18,069                    16,833

Minority Interest                                                                        (3,391)                   (3,078)
                                                                                   -------------          ----------------

Net Income                                                                              $14,678                   $13,755
                                                                                   -------------          ----------------

Basic Net Income per Share                                                                $0.53                     $0.49
                                                                                   -------------          ----------------

Diluted Net Income per Share                                                              $0.53                     $0.49
                                                                                   -------------          ----------------

Basic Weighted Average Common Shares Outstanding                                         27,850                    27,837
                                                                                   -------------          ----------------

Diluted Weighted Average Common Shares Outstanding                                       27,903                    27,907
                                                                                   -------------          ----------------

--------------------------------------------------------------------------------------------------------------------------

 Interest Expense                                                                      ($14,386)                 ($13,839)
 Interest Income                                                                          3,339                     2,992
                                                                                   -------------          ----------------
*Interest Expense, Net                                                                 ($11,047)                 ($10,847)

                                                 EXHIBIT B

                                             STORAGE USA, INC.
                                          Condensed Balance Sheets
                                           (amounts in thousands)
                                                (unaudited)
                                                                         As of                       As of
                                                                March 31, 2000           December 31, 1999
                                                   ---------------------------   -------------------------
Assets

Investments in Storage Facilities, at cost:
   Land                                                              $438,422                    $441,080
   Buildings & Equipment                                            1,217,912                   1,229,812
                                                           -------------------           -----------------
                                                                    1,656,334                   1,670,892

Accumulated Depreciation                                             (103,272)                    (94,538)
                                                           -------------------           -----------------
                                                                    1,553,062                   1,576,354

Cash & Other Assets                                                    63,928                      58,319
Advances and Investments in Real Estate                               131,402                     120,246
                                                           -------------------           -----------------

   Total Assets                                                    $1,748,392                  $1,754,919
                                                           ===================           =================


Liabilities & Shareholders' Equity

Notes Payable                                                        $600,000                    $600,000
Line of Credit Borrowings                                             108,682                     105,500
Mortgage Notes Payable                                                 69,588                      70,163
Other Borrowings                                                       42,783                      42,453
Other Liabilities                                                      91,395                      89,765
                                                           -------------------           -----------------

   Total Liabilities                                                  912,448                     907,881
                                                           -------------------           -----------------

Minority Interests:
Preferred Units                                                        65,000                      65,000
Common Units                                                           85,882                      91,143
                                                           -------------------           -----------------

   Total Minority Interests                                           150,882                     156,143
                                                           -------------------           -----------------

Total Shareholders' Equity                                            685,062                     690,895
                                                           -------------------           -----------------

   Total Liabilities & Shareholders' Equity                        $1,748,392                  $1,754,919
                                                           ===================           =================


                                               EXHIBIT C

                                           STORAGE USA, INC.
                                         Funds from Operations
                                 (in thousands, except per share data)
                                              (unaudited)

                                                              Three Months               Three Months
                                                                     Ended                      Ended
                                                            March 31, 2000             March 31, 1999
                                                  ------------------------   ------------------------
Funds from Operations Attributable
to Company Shareholders:

Net Income                                                        $14,678                    $13,755

Loss/(Gain) on Sale of Assets*                                       (595)                       578

Depreciation & Amortization                                         9,193                      8,356

Depreciation from Unconsolidated Entities                             153                          -

Less Depreciation of Non-Revenue Producing                          ($914)                     ($572)
  Property
                                                         -----------------          -----------------

Consolidated FFO                                                  $22,515                    $22,117

Minority Interest Share of Loss on Sale                                67                        (66)

Minority Interest Share of Depreciation &
  Amortization from Unconsolidated Entities                           (17)                         -

Minority Interest Share of Depreciation &
  Amortization                                                       (933)                      (900)
                                                         -----------------          -----------------

FFO Available to Company Shareholders                             $21,632                    $21,151
                                                         =================          =================

Basic FFO per Share, as Reported                                    $0.78                      $0.76

Diluted FFO per Share, as Reported                                  $0.78                      $0.76


Add Back Negative Impact of
Development Activities                                              $0.03                      $0.03
                                                         -----------------          -----------------

Diluted FFO After Adding Back
Development Dilution                                                $0.81                      $0.79
                                                         -----------------          -----------------

*Excludes $295 gain on sale of undepreciated land


In calculating FFO per share, Storage USA adds back only depreciation and amortization of revenue-producing property. As such, Storage USA's FFO and FFO per share may not be comparable to other REITs which may add back total depreciation and amortization.

The Company, in accordance with Financial Accounting Standard No. 128, "Earnings Per Share", is required to report basic and diluted earnings per share. The Company has chosen to present its FFO per share on the same basis as its earnings per share. The diluted FFO per share reflects the impact of its employee stock options.

                                                  EXHIBIT D

                                              STORAGE USA, INC.
                                     Financial and Operational Highlights
                                  (in thousands except per square foot data)

                                                  Three Months Ended          Three Months Ended           %
Same-Store Results                                    March 31, 2000              March 31, 1999      Change
-----------------------------------------   ------------------------  --------------------------   ---------
Number of Properties                                            329                         329

  Revenues excluding late fees:                             $48,667                     $46,539         4.6%

  Expenses:
     Operating Expenses                                      $9,429                      $9,127         3.3%
     Property Tax & Other                                     5,621                       5,770        -2.6%
                                                   -----------------               -------------   ----------
  Total Expenses                                             15,050                      14,897         1.0%
                                                   -----------------               -------------   ----------

NOI excluding late fees                                     $33,617                     $31,642         6.2%

Late Fee Income                                               1,443                       3,017       -52.2%
                                                   -----------------               -------------   ----------

NOI including late fees                                     $35,060                     $34,659         1.2%
-------------------------------------------------------------------------------------------------------------

Physical Occupancy                                            83.8%                       84.6%

Scheduled Rent per Square Foot                               $11.87                      $11.24         5.6%

Realized Rent per Square Foot                                $10.48                       $9.92         5.6%


Ten Largest Same-Store Markets (for the quarter ended March 31, 2000)

                                                                                    ---------------------------------------------
                                                                                            Quarter Ended March 31, 2000 vs.
                                                                                              Quarter Ended March 31, 1999
                                                                                    ---------------------------------------------
                                                                                           %            %            %          %
                                                                         Number     of Total    Change in    Change in  Change in
                                                                             of   Same-Store  Net Rental      Realized   Occupied
                 Market                                              Facilities          NOI      Income*         RPSF    Sq. Ft.
----------------------------------------------------------------------------------------------------------------------------------
LOS ANGELES-RIVERSIDE-ORANGE COUNTY, CA                                      46        18.1%         8.3%         8.1%       0.2%
NEW YORK-NORTHERN NEW JERSEY-LONG ISLAND                                     25        14.7%         6.7%         6.1%       0.5%
WASHINGTON-BALTIMORE, DC-MD-VA-WV                                            20         9.6%         4.2%         7.3%      -2.8%
MIAMI-FORT LAUDERDALE, FL                                                    15         6.4%         3.6%         5.8%      -2.1%
PHILADELPHIA-WILMINGTON-ATLANTIC CITY, PA-NJ                                 14         4.0%         2.7%         5.0%      -2.2%
PHOENIX-MESA, AZ                                                             14         3.1%         4.8%         6.5%      -1.6%
SAN FRANCISCO-OAKLAND-SAN JOSE, CA                                            8         3.2%         0.9%         6.2%      -5.0%
DALLAS-FORT WORTH, TX                                                        10         3.1%         2.5%         2.9%      -0.4%
DETROIT, ANN ARBOR-FLINT, MI                                                 11         2.9%         8.9%         7.4%       1.5%
LAS VEGAS,  NV-AZ                                                            11         2.7%         1.9%         3.7%      -1.7%

*Net Rental Income is defined as rental income net of discounts.

                                                     EXHIBIT D - continued

                                                       STORAGE USA, INC.
                                              Financial and Operational Highlights
                                                         (in thousands)

        Three months ended March 31,
                                                                                           2000                          1999
                                                                       -------------------------   ---------------------------
Capital Deployment
     Operating Property Acquisitions                                                         $0                          $305
     Land Acquisitions                                                                    3,010                         2,625
     Development and Expansions                                                           9,715                        11,297
     Franchise Loans                                                                      5,583                         9,687
     GECC Development Venture                                                             6,526                             -
                                                                       -------------------------   ---------------------------
Total                                                                                   $24,834                       $23,914
                                                                       =========================   ===========================


------------------------------------------------------------------------------------------------------------------------------------
On-Balance Sheet
Development & Expansion Expected
to be Placed in Service by Quarter
                                          ------------------------------------------------------------------------------------
                                                              2000                         2000           2000          2001-
                                                                Q2                           Q3             Q4           2002
                                          ------------------------------------------------------------------------------------
Development                                                $14,235                      $15,023         $5,029        $28,594
Expansion                                                    3,702                        2,350          6,135         17,498
                                          ------------------------------------------------------------------------------------

Total                                                      $17,937                      $17,373        $11,164        $46,092
                                          ====================================================================================



Construction in Progress                                     As of                        As of
                                                           3/31/00                      3/31/99
                                          ------------------------------------------------------
                                                           $48,443                      $64,770


------------------------------------------------------------------------------------------------------------------------------------


Five Year Debt Maturity Schedule
--------------------------------------------------------------------------------------------------------------
                                          2000           2001           2002           2003            2004
--------------------------------------------------------------------------------------------------------------
Unsecured Notes Payable                    -              -              -         $100,000             -
Mortgages Payable (Principal Pmts)      $1,997         $1,461         $1,607         $1,769         $23,463
Non-Interest Bearing Notes Payable      $4,000         $5,150            -              -               -
--------------------------------------------------------------------------------------------------------------



Debt Service
------------------------------------------------------------------------------------------------
                                                Three Months Ended           Three Months Ended
                                                    March 31, 2000               March 31, 1999
                                          ------------------------------------------------------
Interest Expense                                           $14,386                      $13,839
Plus:
  Capitalized Interest                                       1,418                        1,132
  Principal Payments                                           313                          328
                                          -------------------------    -------------------------
Debt Service                                               $16,117                      $15,299

                                    Exhibit E

                                STORAGE USA, INC.
                           Share and Unit Information

Common Shares and OP
Units as of March 31
(in thousands)                                  2000                1999
-------------------------------------------------------------------------

Common Shares Outstanding                     27,846              27,875

Operating Partnership
  Units Outstanding                            3,491               3,742
                                     ----------------   -----------------

Total Shares and Units
  Outstanding                                 31,337              31,617
                                     ================   =================



Weighted Average Common
Shares and OP Units
                                                Three Months
                                               Ended March 31,
                                     ------------------------------------
(in thousands)                                  2000                1999
-----------------------------------------------------   -----------------
Basic Weighted Average
  Common Shares Outstanding                   27,850              27,837

Dilutive Effect of Stock Options                  53                  70
                                     ----------------   -----------------

Diluted Weighted Average
  Common Shares Outstanding                   27,903              27,907
                                     ----------------   -----------------

Total Weighted Average
  Units Outstanding                            3,538               3,642
                                     ----------------   -----------------

Minority Interests Associated
     with Units Outstanding                   $1,905              $1,795
                                     ----------------   -----------------

                                    Exhibit F

Property Square Footage
As of March 31, 2000
                                                  Sq Footage
                                  # of Props  (in thousands)
------------------------------------------------------------------
Owned                                     401              27,456
Managed/Franchised                         76               4,957
Joint Venture                              33               2,304
------------------------------------------------------------------
Total                                     510              34,717

------------------------------------------------------------------
Physical Occupancy of Owned Properties


Entire portfolio                        80.9%

Dev & Lease-Up Assets                   65.2%

Mature Properties                       83.8%


------------------------------------------------------------------

Service and Other Income Detail
(in thousands)
                                          Three Months             Three Months
                                                 Ended                    Ended
                                        March 31, 2000           March 31, 1999
                                   ---------------------------------------------


Service Income:

Management Fees                                  $ 612                    $ 277
Development Fees                                   545                        -
General Contracting Fees                           448                        -
                                   --------------------     --------------------
                                               $ 1,605                    $ 277
                                   ====================     ====================


Other Income:

Property Specific                                1,120                    1,003
Income from Equity Investments                     716                      (20)
                                   --------------------     --------------------
                                               $ 1,836                    $ 983
                                   ====================     ====================

                                   EXHIBIT G*

                                STORAGE USA, INC.
                           Operating Property Summary

Three Months Ended
March 31, 2000
(in thousands)

Rental Income:
                                      Mature            $ 51,240          88%
                                      Non-Mature           7,165          12%
                                      Dispositions            40           0%
                                                     ------------
                                                          58,445
Property Other Income:
                                      Mature                 997          89%
                                      Non-Mature             123          11%
                                      Dispositions             0           0%
                                                     ------------
                                                           1,120
Operating Expenses Excluding Taxes:
                                      Mature             (13,174)         84%
                                      Non-Mature          (2,536)         16%
                                      Dispositions           (20)          0%
                                                     ------------
                                                         (15,730)
Taxes:
                                      Mature              (4,458)         86%
                                      Non-Mature            (725)         14%
                                      Dispositions            (4)          0%
                                                     ------------
                                                          (5,187)
Net Operating Income:
                                      Mature              34,605          90%
                                      Non-Mature           4,027          10%
                                      Dispositions            16           0%
                                                     ------------
                                                        $ 38,648

As of March 31, 2000
(in thousands)                                                            Total
                                                                      Undepreciated
Reconciliation to Balance Sheet:                       # of Props         Costs
                                                      -------------------------------
Mature Properties                                                341      $1,314,278
Recent Acquisitions and Props Acquired in Lease-Up                28         121,959
Recent Expansions                                                 16          70,382
Developments in Lease-Up                                          16          75,569
Corporate PP&E                                                                13,156
CIP and Capitalized Interest                                                  60,990
                                                      -------------------------------
                                                                 401      $1,656,334
                                                      ===============================


* Some properties in Exhibit G have been reclassed from the April 26, 2000 press release. Eight properties with total undepreciated costs of $30.295 million have been reclassed from the mature properties pool to recent acquisitions and properties in lease-up.